SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2019

CleanSpark, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53498	87-0449945
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

70 North Main Street, Ste. 105 Bountiful, Utah	84010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 244-4405

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

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SECTION 8 - OTHER EVENTS

ITEM 8.01 - OTHER EVENTS

On December 31, 2018, CleanSpark, Inc. (the “Company) filed a Current Report on Form 8-K to disclose, among other things, that the Company entered into a Securities Purchase Agreement with an unaffiliated third-party institutional investor (the “Investor”), pursuant to which the Company issued to the Investor a Senior Secured Redeemable Convertible Debenture in the aggregate face value of $5,250,000.

Also on December 31, 2018 and in connection with the above financing, the Company filed on Edgar a Prospectus Supplement to its Registration Statement on Form S-3 (No. 333-228063) filed with Securities Exchange Commission and and declared effective by the Commission on November 20, 2018.

On January 2, 2019, the Company noticed that the Prospectus Supplement was not available on Edgar. In response, the Company contacted the Commission and, after discussion with the staff through the Company’s Edgar service provider, the Company learned that the missing Prospectus Supplement was likely the result of Edgar system problems experienced by the Commission.

In order to ensure that the Prospectus Supplement is available to the public, the Company is filing the entire Prospectus Supplement in its entirety  as Exhibit 99.1 to this Current Report.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Prospectus Supplement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CleanSpark, Inc.

/s/ Zachary Bradford

Zachary Bradford
CFO

Date: January 3, 2019

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